UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): May 27, 2008


                        AMERICAN TECHNOLOGIES GROUP, INC.
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               (Exact name of registrant as specified in charter)


             Nevada                    0-23268                   95-4307525
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(State or other jurisdiction of      (Commission              (IRS Employer
         incorporation)              File Number)           Identification No.)

                                 412 W. Bolt St.
                               Ft. Worth, TX 76113
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               (Address of principal executive offices) (zip code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On May 27, 2008, Thomas E. Durkin, III, the Company's President, received in a private transaction 2,779,844 shares of the Common Stock of the Company owned by Charles and Patricia Matteson. Solely with regard to consideration exchanged by Mr. Durkin, (a) in exchange for the receipt of the shares, Mr. Durkin forgave the $10,000 previously advanced by him to Patricia Matteson, and (b) the Mattesons exchanged mutual general releases with Mr. Durkin. Mr. Durkin may be deemed to beneficially own in the aggregate 3,518,183 Common Shares of the Company. As a result, Mr. Durkin may be deemed to beneficially own in the aggregate approximately 35.6% of the total outstanding Common Shares as of the date hereof. There is no agreement between Mr. Durkin and any other party whatsoever, whether verbally or in writing, as to how the acquired shares purchased should be voted for any matters.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN TECHNOLOGIES GROUP, INC.


Date:  June 10, 2008                    /s/ Thomas E. Durkin, III
                                        -----------------------------
                                        Thomas E. Durkin, III
                                        President